EXHIBIT 10.2
AMENDMENT NO. 3 TO
EMPLOYEE MATTERS AGREEMENT
THIS AMENDMENT NO. 3 to the Employee Matters Agreement (“Amendment”) is entered into as of January 9, 2006 between Mindspeed Technologies, Inc., a Delaware corporation, having a principal place of business at 4000 MacArthur Blvd. East Tower, Newport Beach, California 92660 (“Mindspeed”) and Conexant Systems, Inc., a Delaware corporation, having a principal place of business at 4000 MacArthur Blvd. West Tower, Newport Beach, California 92660 (“Conexant”).
PURPOSES
A.	Conexant and Mindspeed (the “Parties”) entered into an Employee Matters Agreement on June 27, 2003 as amended by Amendment No. 1 dated January 13, 2005 and Amendment No. 2 dated July 1, 2005 (“Agreement”).

B.	The Parties have agreed to extend a portion of that Agreement for certain employees of both companies by amending the Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:
1.	In Sections 2.01(c), 2.02(a) and 2.02(b), replace the date “December 31, 2005” with the date “December 31, 2006.”

2.	For purposes of clarity, the Parties acknowledge that Section 2.01(c) of the Agreement only applies to the Parties’ employees as of June 27, 2003 while Section 2.02 applies to all of the Parties’ employees.
Except as specifically modified by this Amendment, all terms and conditions of the Agreement, remain unchanged, in full force and effect and constitute the entire agreement between the Parties.
IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives of the Parties whose signatures appear below.

MINDSPEED TECHNOLOGIES, INC.		CONEXANT SYSTEMS, INC.

BY: /s/	Bradley W. Yates	BY: /s/	Michael H. Vishny

NAME:	Bradley W. Yates	NAME:	Michael H. Vishny
TITLE:	SVP & Chief Administrative Officer	TITLE:	SVP, Human Resources